Exhibit 4.6
(Face of Note)
Floating Rate Series A Secured Notes due 2013

CUSIP

No.	$
HANCOCK FABRICS, INC.
promises to pay to Cede & Co. or registered assigns, the principal sum of                      Dollars ($                    ) on                     , 2013 [5 years from the date of issuance].
Interest Payment Dates: [quarterly from date of issuance]
Record Dates: [15 days prior to interest payment date]

HANCOCK FABRICS, INC.

By:
Name:

Title:

By:

Name:

Title:

[This is the Global Note
referred to in the within-
mentioned Indenture]1

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:

Title:

By:

Name:

Title:

Authorized Signatory
Dated:                               , 20 ___

[1]	Used on Global Note only.

(Back of Note)
Floating Rate Series A Secured Notes due 2013
THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE XI OF THE INDENTURE BETWEEN THE COMPANY AND THE TRUSTEE DATED JUNE 17, 2008. EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE XI APPLICABLE TO A HOLDER.
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(e) OF THE INDENTURE, (iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE, AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[2]	Used on Global Note only.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. Hancock Fabrics, Inc., a Delaware corporation (the “Company”), promises to pay interest, either in cash or by issuance of PIK Notes on the principal amount of this Note at a variable rate of interest, adjusted quarterly, equal to LIBOR plus 4.50% per annum until maturity and shall pay the Additional Amounts, if any, as follows:
     (a) Interest and Additional Amounts, if any, shall be paid quarterly on                     ,                     ,                     , and                      of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), to Persons who are registered Holders of Notes at the close of business on the date that is 15 days immediately prior to an Interest Payment Date (the “Record Date”), even if such Notes are cancelled after such record date and on or before an Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Quarterly interest accrued and unpaid under this paragraph (a) will, to the extent lawful, accrue interest at the rate provided in this Note. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                                         , 2008, through the next succeeding Interest Payment Date (the “Interest Period”). The first Interest Payment Date shall be                     , 2008 and the last Interest Payment Date shall be                                         , 2013.
     (b) “LIBOR” shall mean, for each Interest Period, a rate of interest determined by Trustee equal to the offered rate for deposits in United States dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of each Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to the Trustee), LIBOR shall be determined from such financial reporting service or other information as shall be reasonably determined by the Trustee.
     (c) The Company shall pay interest (i) entirely in money of the United States that at the time of payment is legal tender for payment of public and private debts (“Cash Interest”) for all amounts due, or (ii) with respect to the initial four Interest Payment Dates, in the Company’s discretion either (A) entirely by the payment of Cash Interest, (B) partially by the payment of Cash Interest and partially by the issuance of additional Notes (“PIK Notes”), or (C) entirely by the issuance of PIK Notes. If the Company elects to issue PIK Notes in lieu of part or all of the Cash Interest owed, the Company shall give written notice of such election to the Trustee on or before the record date for the applicable Interest Payment Date, and execute such PIK Notes, dated the date of such Interest Payment Date. In the event the Company elects to pay some or all of the interest that is due for a Payment Period by issuance of PIK Notes, the interest due on that portion of the Indebtedness to be paid by a PIK Note shall be equal to LIBOR plus 5.50% per annum for such Payment Period. The issuance of such PIK Notes shall constitute payment in full of the interest in lieu of cash payment of which such PIK Notes are issued.
     (d) The Company shall pay interest (including post-petition interest in any Proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any Proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Amounts, if any, on the Maturity Date and Interest Payment Dates, as applicable, to the Persons who are registered Holders of Notes. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder’s registered address.
     3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank National Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 17, 2008 (“Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. OPTIONAL REDEMPTION. The Notes are subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of Notes to be redeemed at a redemption price equal to (i) (A) 102.000% of the principal amount thereof if redeemed on or before one year from the date of issuance of the Notes, (B) 101.000% of the principal amount thereof if redeemed after one year but on or before two years from the date of issuance of the Notes, or (C) 100.000% of the principal amount thereof if redeemed after two years from the date of issuance of the Notes, plus (ii) any accrued and unpaid interest, plus (iii) any Additional Amounts thereon to the redemption date.
     6. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control, the Company shall, subject to Article XI of the Indenture, be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof if in part) of each Holder’s Notes at a purchase price equal to 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Additional Amounts, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of

$1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.
     8. SECURITY. To secure the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.
     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.
     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
     12. DEFAULTS AND REMEDIES. Events of Default are identified in the Indenture, and include, in summary form (the following summary being for illustrative purposes only and not creating any additional Events of Default or expanding any Events of Default identified in the Indenture): (a) default in payment when due of the principal of or premium, if any, on the

Notes; (b) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes; (c) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (d) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Company or any Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $5,750,000; (e) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,750,000, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; and (f) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 50.1% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     13. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) upon satisfaction of the conditions specified in Article 8 of the Indenture.
     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     15. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS 38824
Attention: President

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Indenture, check the box below:
     [ ]
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 of the Indenture, state the amount you elect to have purchased: $

Date:

Your Signature:

(Sign exactly as your name appears on the face of the Note)

Signature Guarantee:

Tax Identification No.:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for a Series A Definitive Note, or exchanges of a part of a Series A Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of	Amount of	of this	Signature
	decrease in	increase in	Global Note	of
	Principal Amount	Principal Amount	following such	authorized officer
	of this	of this	decrease	of
Date of Exchange	Global Note	Global Note	(or increase)	Trustee or Custodian